As filed with the Securities and Exchange Commission on August 2, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0475989
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

26 Technology Drive

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

STANDARD PACIFIC CORP.

2008 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

John P. Babel, Esq.

Senior Vice President, General Counsel and Secretary

Standard Pacific Corp.

26 Technology Drive

Irvine, California 92618

(Name and Address of Agent for Service)

(949) 789-1600

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jeffrey E. Beck, Esq.

Snell & Wilmer L.L.P.

One Arizona Center

Phoenix, Arizona 85004-2202

(602) 382-6316

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)

Common Stock, par value $0.01 per share, and Stock Purchase Rights attached thereto (1):
Shares not previously registered	30,000,000	$2.95	$88,500,000	$10,274.86
Previously registered shares (2)	2,486,733	$2.95	$7,335,862	(2)
Total	32,486,733	$2.95	$95,835,862	$10,274.86

(1)	Each share of Standard Pacific Corp.’s common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock pursuant to the Amended and Restated Rights Agreement, as amended, between Standard Pacific Corp. and Mellon Investor Services LLC, as Rights Agent. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers, in addition to the number of shares of Standard Pacific’s common stock stated above, such indeterminable number of additional shares as may be issued pursuant to antidilution provisions set forth in the Standard Pacific Corp. 2008 Equity Incentive Plan, as amended and restated (the “Plan”).
(2)	Shares were registered pursuant to Form S-8 Registration Statements (File Nos. 333-151629 and 333-153065) filed by Standard Pacific Corp. on June 13, 2008 and August 19, 2008, respectively. The registration fee relating to these shares was previously paid in connection with such filings.
(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act, and based on the average of the high and the low price of Standard Pacific Corp.’s common stock as reported on July 29, 2011 on the New York Stock Exchange. Pursuant to General Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.

INTRODUCTION

This Registration Statement on Form S-8 is being filed by Standard Pacific Corp., a Delaware corporation (the “Company”), to register an additional 30,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be issued by the Company from time to time pursuant to the Standard Pacific Corp. 2008 Equity Incentive Plan, as amended and restated (the “Plan”). The offer or sale of such additional shares under the Plan was approved by the Company’s stockholders at its 2011 annual meeting. Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-151629 and 333-153065) filed by the Company on June 13, 2008 and August 19, 2008, respectively, are incorporated herein by reference, together with all exhibits filed therewith or incorporated therein by reference. The Company previously paid an aggregate of $2,686 in filing fees in connection with filing the above-referenced registration statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, dated August 18, 2008, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2008.

4.2	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2008.

4.3	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2009.

4.4	Form of Specimen Stock Certificate, incorporated by reference to Exhibit 28.3 of the Registrant’s Registration Statement on Form S-4 (File No. 33-42293) filed with the Securities and Exchange Commission on August 16, 1991.

4.5	Amended and Restated Rights Agreement, dated as of July 14, 2003, between the Registrant and Mellon Investor Services LLC, as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

4.6	Amendment No. 1 to Amended and Restated Rights Agreement, dated June 27, 2008, by and between the Registrant and Mellon Investor Services LLC, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2008.

4.7	2008 Equity Incentive Plan of Standard Pacific Corp., as amended and restated effective May 18, 2011, incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement for its 2011 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 6, 2011.

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Snell & Wilmer L.L.P. (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 2nd day of August, 2011.

STANDARD PACIFIC CORP., a Delaware corporation

By:	/s/ Ken Campbell
Ken Campbell Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, being a director or officer of Standard Pacific Corp., a Delaware corporation (the “Company”), hereby constitutes and appoints Ken Campbell, Scott D. Stowell, Jeffery J. McCall and John P. Babel, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act of 1933, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken Campbell	Chief Executive Officer and Director	July 25, 2011
Ken Campbell

/s/ Jeffrey J. McCall	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2011
Jeffrey J. McCall

/s/ Ronald R. Foell	Chairman of the Board and Director	July 25, 2011
Ronald R. Foell

/s/ Bruce A. Choate	Director	July 25, 2011
Bruce A. Choate

/s/ James L. Doti	Director	July 25, 2011
James L. Doti

/s/ Douglas C. Jacobs	Director	July 25, 2011
Douglas C. Jacobs

Director
David J. Matlin

/s/ Peter Schoels	Director	July 25, 2011
Peter Schoels

/s/ F. Patt Schiewitz	Director	July 25, 2011
F. Patt Schiewitz

EXHIBIT INDEX

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Securities and Exchange Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, dated August 18, 2008, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2008.

4.2	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2008.

4.3	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2009.

4.4	Form of Specimen Stock Certificate, incorporated by reference to Exhibit 28.3 of the Registrant’s Registration Statement on Form S-4 (File No. 33-42293) filed with the Securities and Exchange Commission on August 16, 1991.

4.5	Amended and Restated Rights Agreement, dated as of July 14, 2003, between the Registrant and Mellon Investor Services LLC, as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

4.6	Amendment No. 1 to Amended and Restated Rights Agreement, dated June 27, 2008, by and between the Registrant and Mellon Investor Services LLC, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2008.

4.7	2008 Equity Incentive Plan of Standard Pacific Corp., as amended and restated effective May 18, 2011, incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement for its 2011 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 6, 2011.

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Snell & Wilmer L.L.P. (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).